[Letterhead of Dixon Hughes PLLC]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors
First South Bancorp, Inc.
Washington, North Carolina

We consent to the incorporation by reference in the registration statements (No. 333-49759 and 33-104144) on Form S-8 of First South Bancorp, Inc. and Subsidiary of our report dated April 28, 2005 with respect to management's assessment of the effectiveness of internal control over financial reporting included herein.

/s/ Dixon Hughes PLLC

Sanford, North Carolina
April 29, 2005